EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

MidSouth Bank, N.A.
Louisiana

Financial Services of the South, Inc.
Louisiana

Peoples General Agency, Inc.
Louisiana

MidSouth Statutory Trust I
Connecticut

MidSouth Statutory Trust II
Delaware

PSB Statutory Trust I
Connecticut

PSB Statutory Trust III
Delaware

PSB Statutory Trust IV
Delaware